UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 5, 2004


                         METROMEDIA INTERNATIONAL GROUP, INC.
             (Exact name of registrant as specified in its charter)

   Delaware                        1-5706                        58-0971455
(State or other            (Commission File Number)            (IRS Employer
jurisdiction of                                             Identification No.)
 incorporation)

           8000 Tower Point Drive, Charlotte, NC                     28227
          (Address of principal executive offices)                (Zip Code)

 Registrant's telephone number, including area code:             (704) 321-7380


                                ---------------
    (Former name or former address, if changed since last report)









================================================================================

Item 7.           Financial Statements and Exhibits

                   (c)     Exhibits.

99.1     Press Release of Metromedia International Group, Inc., dated April 5,
         2004

Item 9.           Other Events and Regulation FD Disclosure

On April 5, 2004, the Company announced that it had received notification from the trustee of its Series A and B 10 1/2 % Senior Discount Notes Due 2007 ("Senior Notes") concerning non-compliance with certain covenants in the indenture governing the Senior Notes (the "Indenture"). The trustee reported that it had not received the following documents from the Company:

o The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (the "2003 Annual Report") as required pursuant to Section 4.3 of the Indenture;

o        The Company's Officers' Certificate required pursuant to Section 4.4
         (a) of the Indenture; and

o The CPA statement required pursuant to Section 4.4 (b) of the Indenture.

The trustee reported that, under the terms of the Indenture, the Company must resolve these compliance matter no later than June 1, 2004, the sixtieth day following the receipt of the trustee's letter in order to avoid an event of default. If such default were declared, the trustee or holders of at least 25% aggregate principal value of Senior Notes outstanding could demand all Senior Notes to be due and payable immediately. On April 2, 2004, the trustee reported these Indenture compliance items to the United States Securities and Exchange Commission ("SEC") and holders of the Senior Notes as part of the trustee's annual reporting duty required by Section 7.6 of the Indenture.

The Company also announced that it elected not to declare a dividend on its 7 1/4% cumulative convertible preferred stock for the quarterly dividend period ending on March 15, 2004. As of March 31, 2004, aggregated dividends in arrears are $50.4 million.



         The press release announcing these matters is attached as Exhibit 99.1and is incorporated herein by reference.

                           SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            METROMEDIA INTERNATIONAL GROUP, INC.


                                            By:  /S/ HAROLD F. PYLE, III
                                                  Name: Harold F. Pyle, III
                                                  Title:   Executive Vice
                                                  President Finance, Chief
                                                  Financial Officer and
                                                  Treasurer

Date: April 5, 2004
Charlotte, NC

                                                             EXHIBIT INDEX

      Exhibit                                            Description
       99.1 Press Release of Metromedia International Group, Inc. dated April 5, 2004

Metromedia International Group, Inc. Announces Notice from Trustee of Senior Discount Notes, Announces Preferred Stock Dividend Not Declared

     CHARLOTTE, N.C.--April 5, 2004--Metromedia International Group, Inc. (the "Company" or "MIG") (currently traded as: OTCPK:MTRM - Common Stock and OTCPK:MTRMP - Preferred Stock), the owner of interests in various communications and media businesses in Russia, Eastern Europe and the Republic of Georgia, today announced that it had received notification from the trustee of its Series A and B 10 1/2 % Senior Discount Notes Due 2007 ("Senior Notes") concerning non-compliance with certain covenants in the indenture governing the Senior Notes (the "Indenture"). The trustee reported that it had not received the following documents from the Company:

   -- The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (the "2003 Annual Report") as required pursuant to Section 4.3 of the Indenture;

   --  The Company's Officers' Certificate required pursuant to
        Section 4.4 (a) of the Indenture; and

   -- The CPA statement required pursuant to Section 4.4 (b) of the Indenture.

   The trustee reported that, under the terms of the Indenture, the Company must resolve these compliance matter no later than June 1, 2004, the sixtieth day following the receipt of the trustee's letter in order to avoid an event of default. If such default were declared, the trustee or holders of at least 25% aggregate principal value of Senior Notes outstanding could demand all Senior Notes to be due and payable immediately. On April 2, 2004, the trustee reported these Indenture compliance items to the United States Securities and Exchange Commission ("SEC") and holders of the Senior Notes as part of the trustee's annual reporting duty required by Section 7.6 of the Indenture.
   The Company also announced that it elected not to declare a dividend on its 7 1/4% cumulative convertible preferred stock for the quarterly dividend period ending on March 15, 2004. As of the March 31, 2004, aggregated dividends in arrears are $50.4 million.
   In making this announcement, Ernie Pyle, Executive Vice President Finance and Chief Financial Officer of MIG, commented, "At this time and although no assurances can be given, we do not anticipate that there will be any compliance items outstanding with respect to the Indenture by the end of the 60 day time period set out by the trustee. The delay by the Company in filing its 2003 Annual Report with the SEC is regrettable and an unfortunate side-effect of the significant restructuring that the Company has undertaken over the past year. However, we are fully committed to filing the 2003 Form 10-K as promptly as possible and apologize for any difficulties this delay might cause our investors."
   Mr. Pyle further commented, "The decision to not declare a dividend on the Company's 7 1/4% cumulative convertible preferred stock for the quarterly dividend period ending on March 15, 2004, is attributable to corporate cash conservation measures. The Company desires to maintain sufficient cash liquidity reserves to enable further business development of our core businesses and provide opportunities for a potential restructuring of the Company's balance sheet."

   About Metromedia International Group

   Through its wholly owned subsidiaries, the Company owns communications and media businesses in Russia, Eastern Europe and the Republic of Georgia. These include mobile and fixed line telephony businesses, wireless and wired cable television networks and radio broadcast stations. The Company has focused its principal attentions on continued development of its core telephony businesses in Russia and the Republic of Georgia, while undertaking a program of gradual divestiture of its non-core media businesses. The Company's remaining non-core media businesses consist of nineteen radio businesses operating in Finland, Hungary, Bulgaria, Estonia, Latvia and the Czech Republic and one cable television network in Lithuania. The Company's core telephony businesses include PeterStar, the leading competitive local exchange carrier in St. Petersburg, Russia, and Magticom, the leading mobile telephony operator in the Republic of Georgia.
   This news release contains certain forward-looking statements that involve risks and uncertainties, including in particular those regarding the Company's ability to complete its 2003 annual audit, file its 2003 Form 10-K with the SEC, meet its future SEC public filing and reporting requirements, comply with its obligations under the Indenture and continue to meet its future operating and debt service obligations on a timely basis. Other factors that could cause or contribute to such risks and uncertainties include, but are not limited to the Company's ability to achieve expected performance targets for its core telephony businesses, consummate divestitures of its remaining non-core businesses at satisfactory prices, continue to receive dividends from its core business operations, undertake and successfully complete a capital restructuring of the Company's $152.0 million 10 1/2% Senior Discount Notes and/or the Company's preferred stock, complete a reorganization of its internal support processes and meet its targeted level of overhead expenditures, changes in general economic and business conditions, unanticipated effects of competition, changes in technology and methods of marketing, and various other factors beyond the Company's control, including the current investigation that the Company's outside counsel is conducting in regards to allegations made by two Georgian individuals of possible illegal conduct of Company personnel, the recent reviews of Magticom's interconnect arrangements by Georgian authorities, the potential for charges to be brought against Magticom and/or its senior executives and the current actions taken against Dr. George Jokhtaberidze (co-founder and majority owner of Magticom and son-in-law of former Georgian president Eduard Shevardnadze). This also includes such factors as are described from time to time in the SEC reports filed by the Company, including its most recently filed Form 8-K reports (dated March 4, 2004, March 18, 2004 and March 31, 2004), quarterly reports on Form 10-Q/A for the quarterly periods ended March 31, 2003 and June 30, 2003, quarterly report on Form 10-Q for the quarterly period ended September 30, 2003 and the Company's Annual Report on Form 10-K/A for the year ended December 31, 2002. The Company is not under, and expressly disclaims, any obligation to update the information in this news release for any future events, including changes in its cash balances or other events affecting liquidity.
   Please visit our website at www.metromedia-group.com.

    CONTACT: Metromedia International Group, Inc.
             Ernie Pyle, 704/321-7380 ext. 103
             investorrelations@mmgroup.com